UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 19, 2014, Ms. Peggy Vaughan was elected to the Board of Directors (the “Board”) of MoneyGram International, Inc. (the “Company”) and appointed to the Audit Committee of the Board (the “Audit Committee”). Ms. Vaughan will serve as a director and member of the Audit Committee until the 2014 annual meeting of the stockholders of the Company, or until her successor is duly elected. There is no arrangement or understanding between Ms. Vaughan and any other person pursuant to which she was selected as a director. In addition, there are no transactions in which Ms. Vaughan has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Vaughan will be compensated for her service on the Board and the Audit Committee in the same manner as the Company’s other non-employee directors. Effective January 1, 2014, non-employee directors of the Company receive (i) an annual Board retainer of $100,000; (ii) reimbursement of expenses for each Board or committee meeting attended; and (iii) a restricted stock unit award covering shares of common stock with a fair market value equal to $100,000. Ms. Vaughan will receive a prorated retainer payment and prorated equity award for her service as appropriate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated February 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Pamela H. Patsley
Name:	Pamela H. Patsley
Title:	Chief Executive Officer

Date: February 24, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated February 24, 2014.